Exhibit 14

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement of Federated Clover Value Fund, a portfolio of Federated Equity Funds, and to the incorporation by reference of our report, dated May 20, 2008, on the financial statements and financial highlights of Federated American Leaders Fund, Inc. as of March 31, 2008 in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Federated Clover Value Fund.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm” in the Federated American Leaders Fund, Inc. Statement of Additional Information, dated May 31, 2008, on Form N-1A, which was filed with the Securities and Exchange Commission on May 30, 2008 in Post-Effective Amendment No. 77 (File No. 2-29786), and is incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of Federated Clover Value Fund.  We further consent to the incorporation by reference of our report, dated May 20, 2008, on the financial statements and financial highlights of Federated American Leaders Fund, Inc., included in the Annual Report to Shareholders for the year ended March 31, 2008, which is also incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 for Federated Clover Value Fund.

                                            /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 13, 2009